Exhibit 99.1

Momentive Performance Materials Inc.	NEWS RELEASE
22 Corporate Woods Blvd. Albany, NY 12211

FOR IMMEDIATE RELEASE

MOMENTIVE PERFORMANCE MATERIALS INC. EXTENDS EXCHANGE OFFER FOR 9.0%

SECOND-PRIORITY SPRINGING LIEN NOTES DUE 2021 AND 9.5% SECOND-PRIORITY

SPRINGING LIEN NOTES DUE 2021

ALBANY, N.Y. – (June 13, 2011) – Momentive Performance Materials Inc. (the “Issuer”) announced today that it has extended its offer to exchange of up to (i) $635,000,000 aggregate principal amount of the Issuer’s 9.0% Second-Priority Springing Lien Notes due 2021, which have been registered (the “Exchange Dollar Notes”) under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 9.0% Second-Priority Springing Lien Notes due 2021 (the “Old Dollar Notes”) and (ii) €150,000,000 aggregate principal amount of the Issuer’s 9.5% Second-Priority Springing Lien Notes due 2021, which have been registered (the “Exchange Euro Notes”, and together with the Exchange Dollar Notes, the “Exchange Notes”) under the Securities Act, for a like principal amount of the Issuer’s outstanding 9.5% Second-Priority Springing Lien Notes due 2021 (the “Old Euro Notes”, and together with the Old Dollar Notes, the “Old Notes”), to 5:00 p.m., New York City time, on Tuesday, June 14, 2011, unless further extended. The exchange offer had been scheduled to expire at midnight, New York City time, on Friday, June 10, 2011.

The terms and conditions of the exchange offer are set forth in the Issuer’s prospectus dated May 12, 2011.

As of midnight, New York City time, on June 10, 2011, the Issuer has been advised that (i) $635,000,000 aggregate principal amount of the Old Dollar Notes have been tendered and (ii) €150,000,000 aggregate principal amount of the Old Euro Notes have been tendered.

This press release does not constitute an offer to exchange the Issuer’s registered Exchange Notes for its outstanding, unregistered Old Notes or the solicitation of an offer to exchange. Any such offer will be made only by means of a prospectus. Copies of the prospectus and related documents may be obtained, (i) with respect to the Exchange Dollar Notes, from The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon, Corporate Trust Operations, Reorganization Unit, 480 Washington Boulevard—27th Floor, Jersey City, New Jersey 07310, Attention: Mrs. Carolle Montreuil; Tel: (212) 815-5920; Fax: (212) 298-1915, Attention: Mrs. Carolle Montreuil; and (ii) with respect to the Exchange Euro Notes, from The Bank of New York Mellon, One Canada Square, London E14 5AL, United Kingdom, Attention: CT Events Administration; Tel +44 20 7964 4958; Fax: +44 20 7964 2536, Attention: CT Events Administration.

Forward-Looking Statements

Certain statements included in this press release constitute forward-looking statements within the meaning of and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements other than statements of historical facts are statements that could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our substantial leverage; limitations in operating our business contained in the documents governing our indebtedness, including the restrictive covenants contained therein; weak or deteriorating global economic conditions; the effects of the earthquake and tsunami in Japan on March 11, 2011 and related events, difficulties with the integration process or realization of benefits in connection with the transactions with our affiliate, Momentive Specialty Chemicals Inc., including the shared services agreement. For a more detailed discussion of these and other risk factors, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our other filings with the Securities and Exchange Commission. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

About the Company

Momentive Performance Materials Inc. is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The Company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials Inc. is an indirect wholly-owned subsidiary of Momentive Performance Materials Holdings LLC, the owner of its sister company, Momentive Specialty Chemicals Inc., the global leader in thermoset resins. Additional information is available at www.momentive.com.

About the New Momentive

Momentive Performance Materials Holdings LLC is the ultimate parent company of Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (collectively, the “new Momentive”). The new Momentive is a global leader in specialty chemicals and materials, with a broad range of advanced specialty products that help industrial and consumer companies support and improve everyday life. The company uses its technology portfolio to deliver tailored solutions to meet the diverse needs of its customers around the world. The new Momentive was formed in October 2010 through the combination of entities that indirectly owned Momentive Performance Materials Inc. and Hexion Specialty Chemicals Inc. The capital structures and legal entity structures of both Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. (formerly known as Hexion Specialty Chemicals, Inc.), and their respective subsidiaries and direct parent companies, remain separate. Momentive Performance Materials Inc. and Momentive Specialty Chemicals Inc. file separate financial and other reports with the Securities and Exchange Commission. The new Momentive is controlled by investment funds affiliated with Apollo Global Management, LLC. Additional information about the new Momentive and its products is available at www.momentive.com.

Contacts

Investors:

John Kompa, +1 614 225 2223

john.kompa@momentive.com

Media:

John Scharf +1 518-233-3893

john.scharf@momentive.com

2